UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 31, 2020

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2020, Delta Apparel, Inc. and its subsidiaries, M.J. Soffe, LLC, Culver City Clothing Company, Salt Life, LLC, and DTG2Go, LLC (collectively, the “Company”) entered into a Sixth Amendment to the Fifth Amended and Restated Credit Agreement with Wells Fargo Bank (the “Agent”) and the other lenders set forth therein (the “Sixth Amendment”).

The Sixth Amendment, among other things, extends into the Company’s fiscal year 2021 many of the provisions from the previous amendment, including requiring lower minimum availability thresholds and increasing the borrowing base.  Based on its current outlook, the Company believes that its cash flows generated by operations along with its existing credit facility would have been sufficient to satisfy its foreseeable working capital needs, service its debt payment requirements, and fund planned capital expenditures. The Sixth Amendment provides the Company with additional flexibility to operate the business and manage future risk, as well as to take advantage of potential opportunities for growth in the upcoming year.

The Sixth Amendment, among other things, (i) maintains lower minimum availability thresholds from the amendment date through July 3, 2021, (ii) allows for an additional 30 days of aged receivables from customers in the borrowing base through April 3, 2021, (iii) increases the advance rate to 70% of real estate assets in the borrowing base and commences amortization on October 4, 2020, (iv) ceases amortization of machinery and equipment assets in the borrowing base through April 3, 2021, (v) postpones amortization of trademark assets in the borrowing base until April 4, 2021, (vi) requires the Applicable Margin to be set at Level III through July 3, 2021 and increases the Applicable Margin by 50 basis points across all Levels within the Applicable Margin table for the remaining term of the Amended Credit Agreement, and (vii) requires continued weekly reporting of accounts receivable to the Agent through July 3, 2021.

The foregoing summary of the Sixth Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Sixth Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the volatility and uncertainty of cotton and other raw material prices and availability; the general U.S. and international economic conditions; the COVID-19 pandemic impact on our operations, financial condition, liquidity, and capital investments; competitive conditions in the apparel industry; restrictions on our ability to borrow capital or service our indebtedness; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; changing consumer preferences or trends; our ability to successfully open and operate new retail stores; changes in economic, political or social stability at our offshore locations; significant interruptions within our manufacturing or distribution facilities or other operations; our ability to attract and retain key management; significant changes in our effective tax rate; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy, fuel and other costs; material disruptions in our information systems; compromises of our data security; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; the impairment of intangible assets; changes in international trade regulations; our ability to comply with trade regulations; changes in employment laws or regulations or our relationship with employees; foreign currency exchange rate fluctuations; negative publicity resulting from violations of manufacturing standards or labor laws or unethical business practices by our suppliers and independent contractors; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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Item 9.01.       Financial Statements and Exhibits.

             (d) Exhibits.

Exhibit Number	Description
10.1
Sixth Amendment to Fifth Amended and Restated Credit Agreement, dated August 28, 2020, among Delta Apparel, Inc., M.J. Soffe, LLC, Culver City Clothing Company, Salt Life, LLC, and DTG2Go, LLC, and the financial institutions named therein as Lenders, and Wells Fargo Bank, National Association, as agent for Lenders.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	August 31, 2020	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Group